Exhibit 99.1

At the Company:	Media Relations:	Investor Relations:
Barry A. Rothman	Chris Faust	Gary Geraci
Onstream Media Corporation	FastLane Communications	Equity Performance Group
954-917-6655	973.582.3498	617-723-2373
brothman@onstreammedia.com	cfaust@fast-lane.net	gary@equityperfgp.com

FOR IMMEDIATE RELEASE:

Onstream Media to Acquire User-Generated Content Facilitator Auction Video

POMPANO BEACH, FL - March 6, 2007 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, digital media communications and applications, announced today that it has signed a purchase agreement to acquire the assets, technology and patents pending of Utah based, and privately owned, Auction Video and Auction Video Japan. Auction Video is a developer of web based, user-generated content applications that are used in social networks, video classified advertisements, online auctions and other Web 2.0 applications.

The specific terms of the transaction, which is expected to close in the current quarter, were not disclosed but the purchase will be made with a combination of Onstream Media’s restricted common stock and cash and is subject to approval by Onstream Media’s Board of Directors.

In addition to the technology, Onstream Media will acquire the business operations of Auction Video both in the United States and Japan. Although the U.S. based Auction Video is the creator of most of the company’s technology, the Japanese company has generated most of Auction Video’s license agreements with clients. Auction Video’s technology is being used in various applications such as on-line Yellow Pages listings, delivering video to mobile phones, multi-level marketing and on-line newspaper classified advertisements, and can also provide for direct input from webcams and other imaging equipment.

One of the key components of the acquisition is the video ingestion and flash transcoder that is already integrated into Onstream Media’s Digital Media Services Platform (DMSP) and an integral component of the social network services offered as part of Onstream Media’s partnership with Five Across, Inc. (Cisco Systems). The acquisition will eliminate the payments now being made by Onstream Media to Auction Video for transaction and maintenance fees for the use of their technology. Greg Ellis, Founder of Auction Video, stated, “We are excited to become a part of Onstream Media and look forward to contributing to its growth and success.”

Randy Selman, President and CEO of Onstream Media stated, “The acquisition of Auction Video and Auction Video Japan is another strategic step in providing a complete range of enabling, turnkey technologies for our clients to facilitate ‘video on the web’ applications. As more and more companies look to enhance their web presence with digital rich media and social applications, Onstream Media will continue to provide better, more efficient and economical solutions to meet this growing need. We are also very excited by the opportunities that exist for our combined service and technology base in the Asian marketplace and our new Tokyo based operations and its expanding Japanese client base, making the Company already well positioned for this new initiative.”

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About Onstream Media:

Founded in 1993, Onstream Media Corporation (Nasdaq: ONSM) is a leading online service provider of live and on-demand, digital media communications and applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides its customers with the necessary tools for webcasting, web conferencing and webinars as well as managing digital assets, publishing content on the Internet in various files and formats and establishing e-commerce storefronts to transact business online.

All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs for any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services. Select Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Disney, MGM, Deutsche Bank, Rodale, Inc., Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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